UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2009

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2009, FEI Company’s Board of Directors approved its 2010 operating plan and set the operating income target for 2010. Pursuant to earlier action of the Compensation Committee, this approval established the metric that will determine the funds available under the Company’s Management Variable Compensation Plan (“MVP”) to pay the Company’s named executive officers for 2010.

Overall, the MVP funding and payment mechanisms for the 2010 MVP will be the similar to funding and payment for the 2009 MVP, with the principal change being that the 2010 MVP will be funded and paid based on the Company’s full year performance. In 2009 the MVP was funded and paid based off two six-month performance periods. (A detailed discussion of the Company’s 2009 MVP is contained in the Company’s definitive Proxy Statement on Form 14A filed on March 27, 2009.)

As mentioned above, the total amount of MVP money available for payment to all participants in 2010 (which includes non-executive senior managers) will be based on the operating income target metric in the 2010 Board approved plan. Operating income is revenue minus costs of goods sold minus operating expenses. For the MVP calculation, it will also exclude the financial impact of mergers and acquisitions (and associated costs) and certain unusual events. The amount of MVP funds available for payment will vary depending on Company performance against the operating income target. If the Company achieves 100% of the targeted operating income metric set out in the Board plan for 2010, the MVP will be funded at 100% of targeted payout. No MVP incentive compensation will be available in the pool if the Company’s performance is 50% of the targeted operating income or below. At 50.1% of the target, the pool will be funded at 0.2% and funding increases as performance increases, subject to a cap of 15% of our operating income. For example, at 75% of target, the pool amount will be 50%; at 125% of target, the pool will be funded at 150%. The total amount available for payment is capped at 15% of operating income, regardless of performance against plan.

After the total amount available under the MVP pool is determined for 2010, the Compensation Committee will fix the amount of the actual incentive compensation payable to each named executive officer. Each participant in the MVP, including each named executive officer, has a targeted individual incentive amount, which is expressed as a percentage of base salary. (The individual performance targets were last adjusted by the Committee in September 2008 and disclosed in the Company’s Current Report on Form 8-K filed on September 23, 2008.) If funds are available to be paid under the 2010 MVP based on Company operating income, the amount available to each executive will be some percentage of the targeted individual incentive amount. The actual individual incentive amount will be determined equally from (i) the performance of the Company against the operating income metric described above and (ii) the individual executive’s performance during 2010. The Committee determines each executive’s individual performance factor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ BRADLEY J. THIES
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: December 22, 2009